CAPITAL GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
2/7/02  	International Speedway

Shares            Price         Amount
49,300  	$ 40.000	$1,972,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
2.04        N/A 	 1.97%	            3.00%

Broker
Salomon Smith Barney, Inc.

Underwriters of International Speedway Corp.

Underwriters          	                     Shares
Salomon Smith Barney, Inc.                   875,000
J.P. Morgan Securities, Inc.		     687,500
First Union Brokerage Services		     687,500
Raymond James & Associates, Inc.	     250,000

Total                                 	   2,500,000


CAPITAL GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
06/26/02 	Hewitt Associates, Inc.

Shares            Price         Amount
159,000 	  $19.00	$3,021,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
1.33        N/A		1.43%               1.82%

     Broker
Goldman, Sachs & Co.

Underwriters of Hewitt Associates, Inc.

Underwriters     	                     Shares
Goldman Sachs & Co.                          3,512,250
Banc of America Securities                   1,304,550
J.P. Securities, Inc.                        1,304,550
Salomon Smith Barney, Inc.                   1,304,550
UBS Warburg, LLC                             1,304,550
Wachovia Securities, Inc.                    1,304,550
Robert W. Baird & Co., Inc.                    139,375
Bear, Stearns & Co., Inc.                      139,375
William Blair & Co., LLC                       139,375
A.G. Edwards & Sons, Inc.                      139,375
Epoch Securities, Inc.                         139,375
Legg Mason Wood Walker, Inc.                   139.375
Prudential Securities, Inc.                    139,375
SG Cowen Securities Corp.                      139,375

Total                                       11,150,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/07/02	WellChoice, Inc.

Shares            Price         Amount
107,900	 	  $25.00	$2,697,500

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.49       N/A 	 0.65%	           1.11%

Broker
Muriel Siebert Co; Blaylock & Partner LTD; First Boston Brokerage

Underwriters of WellChoice, Inc

Underwriters     	               Shares
Credit Suisse First Boston Corp.       5,448,172
UBS Warburg LLC			       1,816,059
Bear, Stearns & Co, Inc.	       1,816,059
Morgan Stanley & Co, Inc.	       1,816,059
Goldman, Sachs & Co.		       1,210,706
J.P. Morgan Securities Inc.	       1,210,706
Salomon Smith Barney, Inc.             1,210,706
Blaylock & Partners Securities, L.P.     302,676
The Williams Capital Group, L.P.         302,676
BNY Capital Markets, Inc.                200,338
Dowling & Partners Securities, LLC       108,516
Fox-Pitt, Kelton, Inc.                   108,516
Invemed Associates LLC                   200,338
Leerink Swann & Company			 108,516
Legg Mason Wood Walker, Inc.             108,516
Muriel Siebert & Co. Inc.                108,516
Prudential Securities Inc.               200,338
Ramirez & Co.                            108,516
Raymond James & Associates, Inc.         108,516
SG Cowen Securities Corp.                200,338
Total                                 16,694,783